Exhibit 107

Calculation of Filing Fee Tables

FORM S-3

REGISTRATION STATEMENT

(Form Type)

KLX Energy Services Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid

Primary Offering

	Equity	Common Stock, par value $0.01 per share	Rule 457(o)	(1)	(1)	(1)

	Equity	Preferred Stock	Rule 457(o)	(1)	(1)	(1)

	Debt	Debt Securities (2)	Rule 457(o)	(1)	(1)	(1)

	Other	Warrants (3)	Rule 457(o)	(1)	(1)	(1)

	Other	Units (4)	Rule 457(o)	(1)	(1)	(1)

	Other	Rights (5)	Rule 457(o)	(1)	(1)	(1)

	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	Rule 457(o)			$250,000,000	0.0001 1020	$27,550.00

Secondary Offering

	Equity	Common Stock offered by the selling stockholder	Rule 457(c)	2,402,852 (6)	$11.61(7)	$27,897,111.72	0.00011020	$3,074.27

Fees Previously Paid

Carry Forward Securities

Carry Forward Securities

	Total Offering Amounts					277,897,111.72(8)		—

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$30,624.27

(1)

An indeterminate amount of the securities of each identified class is being registered as may from time to time be offered under this registration statement at indeterminate prices, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered or sold under this registration statement, as shall have an aggregate initial offering price up to $250,000,000. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities. In addition, the total amount to be registered and the proposed maximum offering price are estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

(2)

If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such amount as shall result in an aggregate initial offering price not to exceed $250,000,000, less the dollar amount of any registered securities previously issued.

(3)

The warrants (“Warrants”) covered by this registration statement may be Warrants for common shares, par value $0.01 per share (“Common Stock”) or preferred shares, par value $0.01 per share (“Preferred Stock”) issued by the registrant.

(4)	The units may be issued under a unit agreement and will represent an interest in one or more securities registered under this registration statement, in any combination.
(5)	The rights (“Rights”) covered by this registration statement may be Rights to purchase shares of Common Stock or Preferred Stock issued by the registrant.
(6)

Represents the aggregate number of shares of Common Stock that may be sold by the selling stockholder. Pursuant to Rule 416(a) under the Securities Act, the number of shares of Common Stock being registered on behalf of the selling stockholder shall be adjusted to include any additional Common Stock that may become issuable as a result of any distribution, split, combination or similar transaction. With respect to the offering of the shares of Common Stock by the selling stockholder, the proposed maximum offering price per share will be determined from time to time in connection with, and at the time of, the applicable sale by the holder of such securities.

(7)

The Proposed Maximum Aggregate Offering Price Per Unit is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act based on the average of the high and low prices of KLXE Common Stock, on the Nasdaq Global Select Market on March 31, 2023.

(8)

The $277,897,111.72 of securities registered pursuant to this registration statement consists of (i) $250,000,000 of a presently indeterminate number or amount of Common Stock, Preferred Stock, Debt Securities, Warrants, Units and Rights of the Company registered in the primary unallocated offering and (ii) 2,402,852 shares of Common Stock that may be sold by the selling stockholder.